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                                                                     Exhibit 8.2

                               September 30, 2003

Long Beach Securities Corp.
1100 Town and Country Road
Orange, California 92868

Ladies and Gentlemen:

     We have advised Long Beach Securities Corp., a Delaware corporation (the "Registrant"), in connection with the registration of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes," and together with the Certificates, the "Securities"), each issuable in series (each, a "Series") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on the date hereof.

     We have reviewed the discussion contained under the caption "Material Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration. In our opinion, while such discussion does not purport to address all possible income tax ramifications of the Securities, such discussion accurately summarizes the material federal income tax considerations relating to the purchase, ownership, and disposition of the Securities.

     Our opinion is based upon current provisions of the Internal Revenue Code of 1986, as amended, the legislative history thereto and Treasury Regulations issued thereunder, current administrative rulings and announcements, and judicial decisions, all of which are subject to change, possibly with retroactive effect.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Material Federal Income Tax Consequences." In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                         Very truly yours,


                                         /s/ HELLER EHRMAN WHITE & McAULIFFE LLP
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